Exhibit 99.1

Citrix Reports First Quarter 2019 Financial Results

Quarterly revenue of $719 million up 3% year-over-year

Quarterly subscription revenue of $142 million up 37% year-over-year

Quarterly SaaS revenue of $85 million up 43% year-over-year

Workspace Revenue of $515 million up 13% year-over-year

Quarterly GAAP diluted EPS of $0.78; non-GAAP diluted EPS of $1.27

Deferred and unbilled revenue up 21% year-over-year

Board of Directors declares $0.35 per share quarterly dividend

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--April 24, 2019--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the first quarter of fiscal year 2019 ended March 31, 2019.

Financial Results

For the first quarter of fiscal year 2019, Citrix achieved revenue of $719 million, compared to $697 million in the first quarter of fiscal year 2018, representing 3 percent revenue growth.

GAAP Results

Net income for the first quarter of fiscal year 2019 was $110 million, or $0.78 per diluted share, compared to net income of $144 million, or $0.99 per diluted share, for the first quarter of fiscal year 2018.

Non-GAAP Results

Non-GAAP net income for the first quarter of fiscal year 2019 was $172 million, or $1.27 per diluted share, compared to $184 million, or $1.29 per diluted share for the first quarter of fiscal year 2018. Non-GAAP net income for the first quarter of fiscal years 2019 and 2018 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges and the tax effects related to these items. Non-GAAP net income per diluted share for the first quarter of fiscal years 2019 and 2018 reflects the anti-dilutive impact of the company’s convertible note hedges.

In addition to financial results, Citrix also announced that its Board of Directors declared a quarterly cash dividend of $0.35 per share payable on June 21, 2019 to all shareholders of record as of the close of business on June 7, 2019.

“We’re pleased to report solid first quarter results, which were driven by accelerated revenue growth in our Workspace business,” said David Henshall, president and CEO of Citrix. “Workspace revenue grew 13% year-over-year, its fastest rate of growth since 2012. Our subscription model transition continues to progress well, and SaaS, which accounted for 60% of our subscription business, delivered strong 43% year over year growth.”

Q1 Financial Summary

The results for the first quarter of fiscal year 2019 compared to the first quarter of fiscal year 2018 are as follows:

  Subscription revenue increased 37 percent;
  Product and license revenue decreased 16 percent;
  Support and services revenue increased 2 percent;
  Deferred and unbilled revenue totaled $2.14 billion as of March 31, 2019, compared to $1.77 billion as of March 31, 2018, an increase of 21 percent; and
  Cash flow from operations was $268 million for the first quarter of fiscal year 2019, compared to $358 million for the first quarter of fiscal year 2018.

During the first quarter of fiscal year 2019 (1):

  Subscription revenue as a percentage of total revenue was 20 percent;
  GAAP gross margin was 85 percent, and non-GAAP gross margin was 87 percent;
  GAAP operating margin was 17 percent, and non-GAAP operating margin was 28 percent; and
  The company repurchased approximately 1.5 million shares.

Financial Outlook for Second Quarter 2019 (1)

Citrix management expects to achieve the following results for the second quarter of fiscal year 2019:

  Net revenue is targeted to be in the range of $765 million to $775 million;
  GAAP diluted earnings per share is targeted to be in the range of $0.76 to $0.81; and
  Non-GAAP diluted earnings per share is targeted to be in the range of $1.30 to $1.35.

Financial Outlook for Fiscal Year 2019 (1)

Citrix management expects to achieve the following results for fiscal year 2019:

  Net revenue is targeted to be in the range of $3.08 billion to $3.09 billion;
  GAAP operating margin is targeted to be in the range of 20.4 percent to 20.9 percent;
  Non-GAAP operating margin is targeted to be in the range of 31.5 percent to 32.0 percent;
  GAAP diluted earnings per share is targeted to be approximately $3.69; and
  Non-GAAP diluted earnings per share is targeted to be approximately $6.00.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

(1) A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures."

First Quarter Earnings Letter and Conference Call

Our first quarter earnings letter, discussing financial results, quarterly highlights and business outlook is posted at http://www.citrix.com/investors. Citrix will host a conference call today at 4:45 p.m. ET to address questions.

The conference call may be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the conference call can be accessed for approximately 90 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) is powering a better way to work with unified workspace, networking, and analytics solutions that help organizations unlock innovation, engage customers, and boost productivity, without sacrificing security. With Citrix, users get a seamless work experience and IT has a unified platform to secure, manage, and monitor diverse technologies in complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's CEO and president, statements contained in the Financial Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with our ability to continue to grow the company's Workspace business and continued demand for Citrix Workspace; our ability to transition to a subscription business model, including our ability to deepen our subscription customer relationships, and our ability to grow the percentage of subscription bookings and paid subscribers; the impact of the global economic and political environment on our business, volatility in global stock markets, foreign exchange rate volatility and uncertainty in IT spending; the risks associated with maintaining the security of our products, services, and networks, including securing customer data, and the risks associated with our ability to manage our recent cyber security incident, and the impact of that incident; changes in Citrix’s pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; our ability to expand our customer base and attract more users within our customer base; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; the concentration of customers in Citrix’s networking business; the company's ability to innovate and develop new products and services while growing its established virtualization and networking products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners, such as Microsoft; transitions in key personnel and succession risk; the company's ability to maintain and expand its business in large enterprise accounts and reliance on large service provider customers; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, and disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, and our ability to improve our operating margin in the second half of the year; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the ability to maintain and protect our collection of brands; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; risks related to servicing our debt; risks of political uncertainty and social turmoil; and other risks detailed in Citrix's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Subscription	$141,606	$103,158
Product and license	135,022	160,697
Support and services	442,515	433,337
Total net revenues	719,143	697,192
Cost of net revenues:
Cost of subscription, support and services	71,428	63,385
Cost of product and license revenues	25,744	33,872
Amortization of product related intangible assets	10,301	11,029
Total cost of net revenues	107,473	108,286
Gross margin	611,670	588,906
Operating expenses:
Research and development	130,263	98,550
Sales, marketing and services	274,655	251,213
General and administrative	77,547	63,727
Amortization of other intangible assets	3,529	3,666
Restructuring	2,832	6,187
Total operating expenses	488,826	423,343
Income from operations	122,844	165,563
Interest income	9,674	8,731
Interest expense	(18,033)	(20,336)
Other income (expense), net	3,699	(3,012)
Income before income taxes	118,184	150,946
Income tax expense	7,836	6,687
Net income	$110,348	$144,259
Earnings per share:
Basic	$0.84	$1.04
Diluted	$0.78	$0.99
Weighted average shares outstanding:
Basic	131,483	139,248
Diluted	141,025	146,388

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$1,612,679	$618,766
Short-term investments, available-for-sale	173,601	583,615
Accounts receivable, net	482,647	688,420
Inventories, net	23,145	21,905
Prepaid expenses and other current assets	160,938	174,195
Total current assets	2,453,010	2,086,901
Long-term investments, available-for-sale	86,340	574,319
Property and equipment, net	243,132	243,396
Operating lease right-of-use assets	191,951	—
Goodwill	1,802,756	1,802,670
Other intangible assets, net	155,091	167,187
Deferred tax assets, net	104,448	136,998
Other assets	130,728	124,578
Total assets	$5,167,456	$5,136,049

LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS' EQUITY
Accounts payable	$81,476	$75,551
Accrued expenses and other current liabilities	292,663	290,492
Income taxes payable	2,220	44,409
Current portion of convertible notes	1,163,199	1,155,445
Current portion of deferred revenues	1,303,210	1,345,243
Total current liabilities	2,842,768	2,911,140
Long-term portion of deferred revenues	453,507	489,329
Long-term debt	742,100	741,825
Long-term income taxes payable	285,626	285,627
Operating lease liabilities	203,580	—
Other liabilities	83,834	148,499
Temporary equity from convertible notes	1,163	8,110
Stockholders' equity:
Common stock	312	310
Additional paid-in capital	5,495,935	5,404,500
Retained earnings	4,232,181	4,169,019
Accumulated other comprehensive loss	(5,483)	(8,154)
	9,722,945	9,565,675
Less - common stock in treasury, at cost	(9,168,067)	(9,014,156)
Total stockholders' equity	554,878	551,519
Total liabilities, temporary equity and stockholders' equity	$5,167,456	$5,136,049

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands - unaudited)

Three Months Ended
March 31, 2019
OPERATING ACTIVITIES
Net Income	$110,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	62,472
Stock-based compensation expense	65,234
Deferred income tax expense	23,993
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(1,939)
Other non-cash items	845
Total adjustments to reconcile net income to net cash provided by operating activities	150,605
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	204,406
Inventories	(1,876)
Prepaid expenses and other current assets	17,534
Other assets	(15,891)
Income taxes, net	(49,379)
Accounts payable	6,134
Accrued expenses and other current liabilities	(81,979)
Deferred revenues	(77,855)
Other liabilities	5,519
Total changes in operating assets and liabilities, net of the effects of acquisitions	6,613
Net cash provided by operating activities	267,566

INVESTING ACTIVITIES
Purchases of available-for-sale investments	(7,094)
Proceeds from sales of available-for-sale investments	772,954
Proceeds from maturities of available-for-sale investments	134,325
Purchases of property and equipment	(17,277)
Cash paid for licensing agreements, patents and technology	(590)
Other	575
Net cash provided by investing activities	882,893

FINANCING ACTIVITIES
Stock repurchases, net	(93,805)
Cash paid for tax withholding on vested stock awards	(17,662)
Cash paid for dividends	(46,024)
Net cash used in financing activities	(157,491)

Effect of exchange rate changes on cash and cash equivalents	945

Change in cash and cash equivalents	993,913
Cash and cash equivalents at beginning of period	618,766
Cash and cash equivalents at end of period	$1,612,679

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related earnings letter and conference call or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses and charges associated with the Company’s restructuring programs, the related tax effect of those items. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The Company also reflects the effect of anti-dilutive convertible note hedges in the number of shares used in non-GAAP diluted earnings per share. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items or cash charges that are the result of discrete activities that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.
  The Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs. Each restructuring activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. While the Company’s operations previously benefited from the employees and facilities covered by the various restructuring charges, these employees and facilities have benefited different parts of the Company’s business in different ways, and the amount of these charges has varied significantly from period to period. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.
  The Company has convertible note hedges in place to offset potential dilution from the embedded conversion feature in its convertible notes. For GAAP diluted earnings per share purposes, the Company cannot reflect the anti-dilutive impact of the convertible note hedges. The Company believes that reflecting the anti-dilutive impact of the convertible note hedges in non-GAAP diluted earnings per share provides investors with useful information in evaluating the financial performance of the Company on a per share basis.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended March 31, 2019
GAAP gross margin	85.1%
Add: stock-based compensation	0.3
Add: amortization of product related intangible assets	1.1
Non-GAAP gross margin	86.5%
Three Months Ended March 31, 2019
GAAP operating margin	17.1%
Add: stock-based compensation	9.1
Add: amortization of product related intangible assets	1.1
Add: amortization of other intangible assets	0.5
Add: restructuring charges	0.4
Non-GAAP operating margin	28.2%
	Three Months Ended March 31,
	2019	2018
GAAP net income	$110,348	$144,259
Add: stock-based compensation	65,234	35,723
Add: amortization of product related intangible assets	8,520	11,029
Add: amortization of other intangible assets	3,529	3,666
Add: amortization of debt discount	6,987	8,665
Add: restructuring charges	2,832	6,187
Less: tax effects related to above items	(25,379)	(25,905)
Non-GAAP net income	$172,071	$183,624
	Three Months Ended March 31,
	2019	2018
Number of shares used in diluted earnings per share calculations:
GAAP weighted average shares outstanding	141,025	146,388
Less: effect of convertible note hedges	(5,016)	(4,360)
Non-GAAP weighted average shares outstanding	136,009	142,028

	Three Months Ended March 31,
	2019	2018
GAAP earnings per share – diluted	$0.78	$0.99
Add: stock-based compensation	0.46	0.25
Add: amortization of product related intangible assets	0.06	0.07
Add: amortization of other intangible assets	0.03	0.03
Add: amortization of debt discount	0.05	0.06
Add: restructuring charges	0.02	0.04
Less: tax effects related to above items	(0.18)	(0.18)
Add: effect of convertible note hedges	0.05	0.03
Non-GAAP earnings per share - diluted	$1.27	$1.29

Forward Looking Guidance

	For the Three Months Ended June 30,	For the Twelve Months Ended December 31,
	2019	2019
GAAP earnings per share – diluted	$0.76 to $0.81	$3.69
Add: adjustments to exclude the effects of amortization of intangible assets	0.08	0.33
Add: adjustments to exclude the effects of expenses related to stock-based Compensation	0.54	2.14
Add: adjustments to exclude the effects of amortization of debt discount	0.01	0.06
Add: adjustments to exclude the effects of restructuring	0.02	0.07
Less: tax effects related to above items	(0.08 to 0.18)	(0.36)
Add: effect of convertible note hedges	0.02	0.07
Non-GAAP earnings per share - diluted	$1.30 to $1.35	$6.00
Twelve Months Ended December 31, 2019
GAAP operating margin	20.4% to 20.9%
Add: adjustment to exclude stock-based compensation	9.4
Add: adjustment to exclude amortization of intangible assets	1.4
Add: adjustment to exclude restructuring charges	0.3
Non-GAAP operating margin	31.5% to 32.0%

CONTACT:
For media inquiries, contact:
Eric Armstrong, Citrix Systems, Inc.
(954) 267-2977 or eric.armstrong@citrix.com

For investor inquiries, contact:
Traci Tsuchiguchi, Citrix Systems, Inc.
(408) 790-8467 or traci.tsuchiguchi@citrix.com